1Q20 Financial Results April 14, 2020

Here to help: our response to COVID-19

Employees

- Over 180,000 employees working from home
- Up to $1,000 special payment for eligible employees
- Up to 5 additional paid days off to manage personal needs
- Continue to pay e.g.,:
  - Employees at home due to potential exposure to the virus or whose health is higher risk
  - Branch employees, even if their hours are reduced
- All COVID-related treatment free under U.S. Medical Plan
- Deployed clinical staff internally to support our employees

Consumers

- Three-quarters of our ~5,000 branches are open; the vast majority of our over 16,000 ATMs remain accessible
- Customer relief such as:
  - 90-day grace period for credit card, mortgage and auto loan/lease payments
  - Not reporting payment deferrals to credit bureaus
  - Waiving or refunding certain fees
- Continue to responsibly lend to qualified consumers

Businesses

- Prudently extending credit to businesses of all sizes for working capital and general corporate purposes, e.g.,:
  - Our clients have drawn $50B+ on existing revolvers, and we approved $25B+ of new credit extensions in March alone
  - SBA Paycheck Protection Program: ~300,000 in some stage of the application process representing ~$36B of loans, with ~$8.0B funded to businesses with over 600,000 employees[1]
- Helped clients raise $380B+ through the investment-grade debt market in 1Q20

Communities

- Focus on areas where we can leverage our core business, philanthropy and policy expertise to help the most vulnerable in the short- and long-term, initial commitments include:
  - $150mm loan program to help underserved small businesses and nonprofits access capital through community partners
  - $50mm philanthropic investment to help address immediate and long-term impacts of COVID-19
- Matching employee donations to certain COVID-19 relief efforts dollar-for-dollar

JPMorgan Chase is there for its customers, clients, employees and communities in good and bad times. The COVID-19 pandemic is one of those extraordinary times – with both economic and health consequences – and we are prepared with our resources, expertise, capital and data to help.

Note: For more information, visit jpmorganchase.com/covid-19
[1] As of April 12, 2020

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JPMORGAN CHASE & CO.

1Q20 Financial highlights

ROTCE[1]	CET1 capital ratios[2]	Net payout LTM[3]
5%	Std. 11.5%; Adv. 12.3%	124%

- 1Q20 net income of $2.9B and EPS of $0.78
  - Managed revenue of $29.1B[4]
  - Expense of $16.9B and managed overhead ratio of 58%[4]
- Balance sheet
  - Loans:
    - Average loans down 1% YoY and up 2% QoQ; excluding loan sales in Home Lending up 3% YoY and 2% QoQ
    - EOP loans up $59B or 6% YoY, and 6% QoQ
  - Deposits: average deposits up 11% YoY and 4% QoQ; EOP deposits up $343B or 23% YoY, and 18% QoQ
  - Basel III CET1 capital of $184B[2]
    - Standardized CET1 capital ratio of 11.5%[2]; Advanced CET1 capital ratio of 12.3%[2]
- Capital returned to shareholders
  - Common dividend of $0.90 per share
  - $6.0B of net repurchases in 1Q20 through March 15; announced suspension of repurchases through 2Q20[5]

Significant items ($mm, excluding EPS)

	Pretax	Net income	EPS
Firmwide reserve build	($6,816)	($5,180)	($1.66)
Credit Adjustments & Other in CIB – losses related to funding spread widening on derivatives	(951)	(723)	(0.23)
Firmwide bridge book markdowns[6]	(896)	(681)	(0.22)

[1] See note 2 on slide 13
[2] Represents the estimated common equity Tier 1 ("CET1") capital and ratio for the current period inclusive of CECL capital transition provisions. See note 6 on slide 13
[3] Last twelve months ("LTM"). Net of stock issued to employees
[4] See note 1 on slide 13
[5] See note 7 on slide 13
[6] See note 8 on slide 13

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JPMORGAN CHASE & CO.

March activity Debit and credit card sales volume YoY IG issuance volume ($B)3 EOP loan and deposit growth YoY ($B) 100% Loan growth $187 Revolver Deposit Supermarkets, excluding loan sales draws 4 growth wholesale clubs & in Home Lending 23% discount stores 50% $105 $55 0% Retail $90 9% Restaurants1 8% 9% $1 $0 (50%) 2% 3% T&E2 (100%) Jan Feb March January February March January February March $21 $121 $28 $135 $88 $343 Merchant processing volume YoY5 Peak vs. January avg. trading volumes6 AWM AUM net asset flows ($B) Long-term products Liquidity products 3.4x 3.3x 100% $42 Brick & mortar – supermarkets 2.2x 2.2x 1.8x 50% $19 E-commerce $12 0% Brick & mortar – other (50%) Jan Feb March January February March For footnotes see slide 14 3

1Q20 Financial results1 $B, except per share data $ O/(U) 1Q20 4Q19 1Q19 Net interest income $14.5 $0.3 ($0.0) Noninterest revenue 14.5 (0.4) (0.7) 1 Managed revenue $B 1Q20 4Q19 1Q19 29.1 (0.1) (0.8) Net charge-offs $1.5 $1.5 $1.4 Expense Reserve build/(release) 6.8 (0.1) 0.1 16.9 0.5 0.5 Credit costs Credit costs $8.3 $1.4 $1.5 8.3 6.9 6.8 Reported net income 1Q20 Tax rate $2.9 ($5.7) ($6.3) Effective rate: 8.1% Net income applicable to common stockholders Managed rate: 27.2%1,5 $2.4 ($5.7) ($6.3) Reported EPS $0.78 ($1.79) ($1.87) 2 1Q20 ROE O/H ratio 4% 14% 16% ROE CCB 1% 54% ROTCE2,3 CIB 9% 59% 5 17 19 CB 2% 45% 1,2 Overhead ratio – managed AWM 25% 74% 58 56 55 Memo: Adjusted expense 4 $16.7 $0.6 $0.2 Memo: Adjusted overhead ratio 1,2,4 57% 55% 55% Note: Totals may not sum due to rounding 1 See note 1 on slide 13 2 Actual numbers for all periods, not over/(under) 3 See note 2 on slide 13 4 4 See note 3 on slide 13 5 Reflects fully taxable-equivalent (“FTE”) adjustments of $818mm in 1Q20

1Q20 Reserve build Allowance for credit losses ($B)1 CECL adoption Reserve 12/31/2019 impact 1/1/2020 build 3/31/2020 Consumer Card $5.7 $5.5 $11.2 $3.8 $15.0 Home Lending 1.9 0.1 2.0 0.3 2.3 Other Consumer2 0.7 0.3 1.0 0.3 1.3 Total Consumer 8.3 5.9 14.2 4.4 18.6 Wholesale2 6.0 (1.6) 4.4 2.4 6.8 Firmwide $14.3 $4.3 $18.6 $6.8 $25.4  Firmwide total credit reserves of $25.4B – net build of $6.8B driven by the impact of COVID-19  Consumer reserves of $18.6B – net build of $4.4B, predominantly in Card  Wholesale reserves of $6.8B – net build of $2.4B across multiple impacted sectors, including Oil & Gas 1 See note 5 on slide 13 2 Other Consumer includes AWM’s mortgage portfolio and excludes risk-rated Business Banking and Auto dealer portfolios that have been reclassified to the Wholesale portfolio 5

Fortress balance sheet and capital

$B, except per share data

	1Q20	4Q19	1Q19
Basel III Standardized[1]			
CET1 capital	$184	$188	$186
CET1 capital ratio	11.5%	12.4%	12.1%
Tier 1 capital	$213	$214	$213
Tier 1 capital ratio	13.3%	14.1%	13.8%
Total capital	$248	$243	$241
Total capital ratio	15.5%	16.0%	15.7%
Risk-weighted assets	$1,600	$1,516	$1,543
Firm SLR[2]	6.0%	6.3%	6.4%
Total assets (EOP)	$3,139	$2,687	$2,737
Tangible common equity (EOP)[3]	$185	$188	$187
Tangible book value per share[3]	$60.71	$60.98	$57.62

1Q20 Advanced of 12.3%[1]

CET1 ratio (%)



12.4%
50 bps
(59 bps)
Common dividends: (18 bps)
(21 bps)
3 bps
(24 bps)
(40 bps)
11.5%
4Q19
Net income ex. provision
Capital distributions[4]
Provision (post-tax)[5]
AOCI and other
Wholesale loans and commitments RWA
All other RWA
1Q20

Risk-weighted assets ($B)



$1,516
$32
($20)
$32
$24
$16
$1,600
4Q19
Wholesale
Retail
Loans and commitments
Counterparty credit risk
Market risk
Other[6]
1Q20

[1] Represents estimated capital measures inclusive of CECL capital transition provisions for the current period. See note 6 on slide 13
[2] Estimated for the current period. Represents the supplementary leverage ratio ("SLR")
[3] See note 2 on slide 13
[4] Includes share repurchases and common and preferred dividends
[5] Net of CECL capital transition provisions. See note 6 on slide 13
[6] Primarily includes RWA related to investment securities, securitization and other assets

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JPMORGAN CHASE & CO.

Consumer & Community Banking[1]

$mm

	1Q20	$ O/(U) 4Q19	$ O/(U) 1Q19
Revenue	$13,171	($624)	($319)
Consumer & Business Banking	6,091	(446)	(570)
Home Lending	1,161	(89)	(185)
Card & Auto	5,919	(89)	436
Expense	7,161	150	191
Credit costs	5,772	4,565	4,458
Net charge-offs (NCOs)	1,313	(44)	(1)
Change in allowance	4,459	4,609	4,459
Net income	$191	($4,023)	($3,756)

Key drivers/statistics ($B)[2]

	1Q20	4Q19	1Q19
Equity	$52.0	$52.0	$52.0
ROE	1%	31%	30%
Overhead ratio	54	51	52
Average loans	$448.9	$451.6	$479.3
Average deposits	733.6	708.0	681.0
Active mobile customers (mm)	38.2	37.3	34.4
Debit & credit card sales volume	$266.0	$295.6	$255.1

- Average loans down 6% YoY; EOP loans down 7% YoY
- Average deposits up 8% YoY; EOP deposits up 10% YoY
- Active mobile customers up 11% YoY
- Client investment assets up 3% YoY
- Credit card sales volume up 4% YoY

Financial performance

- Net income of $191mm, down 95% YoY
- Revenue of $13.2B, down 2% YoY
- Expense of $7.2B, up 3% YoY, driven by higher volume- and revenue-related expense and investments, partially offset by lower structural expense
- Credit costs of $5.8B, up $4.5B YoY reflecting reserve builds in:
  - Card: $3.8B
  - Home Lending: $300mm
  - Auto: $250mm
  - CBB: $159mm

Key drivers/statistics ($B) – detail by business

	1Q20	4Q19	1Q19
Consumer & Business Banking			
Business Banking average loans	$24.7	$24.4	$24.3
Business Banking loan originations	1.5	1.8	1.5
Client investment assets (EOP)	323.0	358.0	312.3
Deposit margin	2.06%	2.28%	2.62%
Home Lending			
Average loans	$198.0	$201.6	$238.9
Loan originations[3]	28.1	33.3	15.0
EOP total loans serviced	737.8	761.4	791.5
Net charge-off/(recovery) rate[4]	(0.25)%	(0.05)%	(0.01)%
Card & Auto			
Card average loans	$162.7	$162.1	$151.1
Auto average loans and leased assets	84.0	83.5	83.6
Auto loan and lease originations	8.3	8.5	7.9
Card net charge-off rate	3.25%	3.01%	3.23%
Credit Card net revenue rate	10.68	10.76	10.68
Credit Card sales volume[5]	179.1	204.2	172.5

[1] See notes 1 and 9 on slide 13
For additional footnotes see slide 14

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JPMORGAN CHASE & CO.

Corporate & Investment Bank[1]

$mm	1Q20	$ O/(U) 4Q19	1Q19
Revenue	$9,948	$301	($86)
Investment Banking revenue	886	(937)	(859)
Wholesale Payments	1,359	(74)	(56)
Lending	350	100	92
Total Banking	2,595	(911)	(823)
Fixed Income Markets	4,993	1,547	1,268
Equity Markets	2,237	729	496
Securities Services	1,074	13	60
Credit Adjustments & Other	(951)	(1,077)	(1,087)
Total Markets & Securities Services	7,353	1,212	737
Expense	5,896	504	267
Credit costs	1,401	1,303	1,314
Net income	$1,988	($950)	($1,272)

Key drivers/statistics ($B)[3]

	1Q20	4Q19	1Q19
Equity	$80.0	$80.0	$80.0
ROE	9%	14%	16%
Overhead ratio	59	56	56
Comp/revenue	30	25	31
IB fees ($mm)	$1,907	$1,904	$1,844
Average loans	138.7	129.1	135.6
Average client deposits[4]	514.5	485.0	444.1
Merchant processing volume ($B)[5]	374.8	402.9	356.5
Assets under custody ($T)	24.4	26.8	24.7
ALL/EOP loans ex-conduits and trade[6]	1.11%	1.31%	1.34%
Net charge-off/(recovery) rate[6]	0.17	0.14	0.10
Average VaR ($mm)[7]	$58	$37	$48

[1] See notes 1 and 9 on slide 13
[2] See note 8 on slide 13
For additional footnotes see slide 14

Financial performance

- Net income of $2.0B, down 39% YoY; revenue of $9.9B, down 1%
- Banking revenue
  - IB revenue of $886mm, down 49% YoY
    - $820mm of markdowns on HFS positions in the bridge book[2]
    - IB fees, up 3%, reflecting higher debt and equity underwriting fees, largely offset by lower advisory fees
      - Ranked #1 in Global IB fees for 1Q20
  - Wholesale Payments revenue of $1.4B, down 4% YoY
  - Lending revenue was $350mm, up 36%, predominantly driven by mark-to-market gains on hedges of accrual loans
- Markets & Securities Services revenue
  - Markets revenue of $7.2B, up 32% YoY
    - Fixed Income Markets revenue of $5.0B, up 34%, driven by strong client activity across products
    - Equity Markets revenue of $2.2B, up 28%, predominantly driven by higher revenue in derivatives
  - Securities Services revenue of $1.1B, up 6% YoY, predominantly driven by balance and fee growth partially offset by deposit margin compression
  - Credit Adjustments & Other was a loss of $951mm predominantly driven by funding spread widening on derivatives
- Expense of $5.9B, up 5% YoY driven by higher legal expense, volume- and revenue-related expense and investments, partially offset by lower structural expense
- Credit costs of $1.4B were predominantly driven by reserve builds from the impact of COVID-19 across multiple sectors
- Average loans of $139B, up 2% YoY; EOP loans of $175B, up 30%
- Average deposits of $562B, up 14% YoY; EOP deposits of $668B, up 37%

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JPMORGAN CHASE & CO.

Commercial Banking[1]

$mm

	1Q20	$ O/(U) 4Q19	1Q19
Revenue	$2,178	($119)	($235)
Middle Market Banking	946	12	(28)
Corporate Client Banking	681	(78)	(170)
Commercial Real Estate Banking	541	4	(6)
Other	10	(57)	(31)
Expense	988	45	50
Credit costs	1,010	900	920
Net income	$147	($797)	($913)

Key drivers/statistics ($B)[3]

	1Q20	4Q19	1Q19
Equity	$22.0	$22.0	$22.0
ROE	2%	16%	19%
Overhead ratio	45	41	39
Gross IB revenue ($mm)	$686	$634	$818
Average loans	211.8	209.8	206.1
Average client deposits	188.8	182.5	167.3
Allowance for loan losses	2.7	2.8	2.8
Nonaccrual loans	0.8	0.5	0.5
Net charge-off/(recovery) rate[4]	0.19%	0.17%	0.02%
ALL/loans[4]	1.15	1.34	1.35

Financial performance

- Net income of $147mm, down 86% YoY
- Revenue of $2.2B, down 10% YoY
  - Net interest income of $1.6B, down 7% YoY, driven by lower deposit margin, partially offset by higher deposit balances
  - Noninterest revenue included $76mm of markdowns on HFS positions in the bridge book[2]
  - Gross IB revenue of $686mm, down 16% YoY compared to a record prior-year quarter
- Expense of $988mm, up 5% YoY, predominantly driven by investments
- Credit costs of $1.0B predominantly driven by reserve builds for Oil & Gas and other COVID-19 impacted sectors
  - Net charge-off rate of 19bps, largely driven by Oil & Gas
- EOP loans of $233B, up 14% YoY and 12% QoQ
  - C&I[5] up 26% YoY and 23% QoQ, driven by increased revolving credit utilization
  - CRE[5] up 3% YoY and 2% QoQ
- Average deposits of $189B, up 13% YoY and 3% QoQ, largely driven by cash deposited as a result of increased revolver draws
  - EOP deposits of $224B, up 39% YoY and 22% QoQ

[1] See notes 1 and 9 on slide 13
[2] See note 8 on slide 13
For additional footnotes see slide 14

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JPMORGAN CHASE & CO.

Asset & Wealth Management[1]

$mm

	1Q20	$ O/(U) 4Q19	$ O/(U) 1Q19
Revenue	$3,606	($94)	$117
Asset Management	1,740	(152)	(21)
Wealth Management	1,866	58	138
Expense	2,659	9	12
Credit costs	94	81	92
Net income	$664	($121)	$3

Key drivers/statistics ($B)[2]

	1Q20	4Q19	1Q19
Equity	$10.5	$10.5	$10.5
ROE	25%	29%	25%
Pretax margin	24	28	24
Assets under management ("AUM")	$2,239	$2,364	$2,096
Client assets	3,002	3,226	2,897
Average loans	161.8	156.1	145.4
Average deposits	150.6	143.1	138.2

Financial performance

- Net income of $664mm, flat YoY
- Revenue of $3.6B, up 3% YoY
  - Higher management fees on higher average market levels and net inflows over the past year, as well as increased brokerage activity, largely offset by lower investment valuations
- Expense of $2.7B, flat YoY
  - Higher investments and increased volume- and revenue-related expense, predominantly offset by lower structural expense
- Credit costs were $94mm, driven by reserve builds from the impact of COVID-19 and loan growth
- AUM of $2.2T and client assets of $3.0T, were up 7% and 4% YoY, respectively, driven by cumulative net inflows, partially offset by the impact of lower market levels at the end of the quarter
  - Net inflows of $75B into liquidity products and outflows of $2B from long-term products in the quarter
- Average loans of $162B, up 11% YoY; EOP loans of $166B, up 16%
- Average deposits of $151B, up 9% YoY; EOP deposits of $169B, up 18%

[1] See note 1 on slide 13
[2] Actual numbers for all periods, not over/(under)

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JPMORGAN CHASE & CO.

Corporate1 $mm Financial performance $ O/(U) Revenue 1Q20 4Q19 1Q19  Revenue of $166mm, down $259mm YoY Revenue $166 $394 ($259) Expense 146 (197) (65)  The quarter included $233mm of net investment securities Credit costs 8 9 6 gains Net income ($125) $236 ($376)  YoY variance driven by lower net interest income on lower rates, partially offset by higher net investment securities gains Expense  Expense of $146mm, down $65mm YoY 1 See note 1 on slide 13 11

Outlook[1]

Net interest income – Firmwide ($B)



~$13.7B in 2Q20
$57.8
$57+
($5)
$1
$2.5
~$55.5
Growth
Mix
2019
2020 Investor Day outlook[2]
Rates
Balance sheet growth/mix
CIB Markets/ other
2020 outlook[3]

Noninterest revenue ("NIR") – Firmwide

	FY2020 NIR headwinds vs. FY2019 results
Market dependent	▼ CIB Markets: All else equal, expect ~$3.5B lower NIR due to rates, which offsets the increase in NII ▼ AWM: Expect lower fees on lower average market levels
Volume driven	▼ CIB Banking: Expect lower IB fees on lower activity

Note: Noninterest revenue categorization as market-dependent or volume-driven reflects Investor Day 2020 classifications

Other[4]

- Expense: Expect FY2020 adjusted expense to be ~$65B
- Credit reserves: Expect net reserve builds in 2Q20

[1] See notes 1 and 3 on slide 13
[2] Investor Day outlook for 2020 NII included ~$1B benefit from CIB Markets/other
[3] JPMorgan Chase's outlook is based on implied rate curves as of April 8, 2020
[4] Previous guidance for FY2020 Firmwide and line of business net charge-offs, net charge-off rates, effective tax rate, CCB credit card net revenue rate, and FY2021 Firmwide net interest income has been withdrawn; achievement of medium-term targets may take time and require more normalized GDP, unemployment and interest rates

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JPMORGAN CHASE & CO.

Notes Notes on non-GAAP financial measures 1. In addition to analyzing the Firm’s results on a reported basis, management reviews Firmwide results, including the overhead ratio, on a “managed” basis; these Firmwide managed basis results are non-GAAP financial measures. The Firm also reviews the results of the lines of business on a managed basis. The Firm’s definition of managed basis starts, in each case, with the reported U.S. GAAP results and includes certain reclassifications to present total net revenue for the Firm and each of the reportable business segments on a fully taxable-equivalent (“FTE”) basis. Accordingly, revenue from investments that receive tax credits and tax-exempt securities is presented in the managed results on a basis comparable to taxable investments and securities. These financial measures allow management to assess the comparability of revenue arising from both taxable and tax-exempt sources. The corresponding income tax impact related to tax-exempt items is recorded within income tax expense. These adjustments have no impact on net income as reported by the Firm as a whole or by the lines of business. For a reconciliation of the Firm’s results from a reported to managed basis, see page 7 of the Earnings Release Financial Supplement 2. Tangible common equity (“TCE”), return on tangible common equity (“ROTCE”) and tangible book value per share (“TBVPS”), are each non-GAAP financial measures. TCE represents the Firm’s common stockholders’ equity (i.e., total stockholders’ equity less preferred stock) less goodwill and identifiable intangible assets (other than MSRs), net of related deferred tax liabilities. For a reconciliation from common stockholders’ equity to TCE, see page 9 of the Earnings Release Financial Supplement. ROTCE measures the Firm’s net income applicable to common equity as a percentage of average TCE. TBVPS represents the Firm’s TCE at period-end divided by common shares at period-end. Book value per share was $75.88, $75.98 and $71.78 at March 31, 2020, December 31, 2019 and March 31, 2019, respectively. TCE, ROTCE and TBVPS are utilized by the Firm, as well as investors and analysts, in assessing the Firm’s use of equity 3. Adjusted expense and adjusted overhead ratio are each non-GAAP financial measures. Adjusted expense excludes Firmwide legal expense/(benefit) of $197mm, $241mm and $(81)mm for the three months ended March 31, 2020, December 31, 2019 and March 31, 2019, respectively. The adjusted overhead ratio measures the Firm’s adjusted expense as a percentage of adjusted managed net revenue. Management believes this information helps investors understand the effect of these items on reported results and provides an alternate presentation of the Firm’s performance 4. Corporate & Investment Bank (“CIB”) calculates the ratio of the allowance for loan losses to end-of-period loans (“ALL/EOP”) excluding the impact of consolidated Firm-administered multi- seller conduits and trade finance loans, to provide a more meaningful assessment of CIB’s allowance coverage ratio Additional notes 5. Effective January 1, 2020, the Firm adopted the Financial Instruments - Credit Losses ("CECL") accounting guidance. Refer to page 29 of the Earnings Release Financial Supplement for further information 6. As of March 31, 2020, the capital measures reflect the revised CECL capital transition provisions and the removal of assets purchased pursuant to a non-recourse loan provided under the Money Market Liquidity Facility (“MMLF”), as provided by the U.S. banking agencies. Refer to page 29 of the Earnings Release Financial Supplement for further information on the revised CECL capital transition provisions and Capital Risk Management on pages 85-92 of the Firm’s 2019 Form 10-K for additional information on these capital measures 7. On March 15, 2020, in response to the COVID-19 pandemic, the Firm temporarily suspended share repurchases through the second quarter of 2020 8. The bridge book consists of certain held-for-sale positions, including unfunded commitments, in CIB and CB 9. In the first quarter of 2020, to complete the realignment of the Firm’s wholesale payment businesses the Firm established a Wholesale Payments business unit within CIB. The Wholesale Payments business comprises Treasury Services and Merchant Services across CIB, CCB and CB as well as CIB Trade Finance that was previously reported in Lending in CIB. As a result the assets, liabilities and headcount associated with the Merchant Services business were realigned to CIB from CCB. In conjunction with this realignment the revenue and expenses of the Merchant Services business will be reported across CCB, CIB and CB based primarily on client relationship. Prior periods have been revised to reflect this realignment and revised allocation methodology. Refer to page 30 of the Earnings Release Financial Supplement for further information 13

Notes Notes on slide 3 – March activity 1. Restaurants includes quick serve restaurants 2. T&E includes airlines, auto rental, lodging, travel agencies and other travel and entertainment 3. Includes total proceeds from global bond, medium-term note and preferred issuances for which JPMorgan Chase acted as a bookrunner per Dealogic 4. Represents increases in retained loans on revolving commitments in our Wholesale businesses 5. Brick & mortar represents card present and e-commerce represents card not present processing volumes 6. Represents peak daily trading volumes in cash products between February 24, 2020 and March 31, 2020 vs. average daily trading volumes for the month ended January 31, 2020 Additional notes on slide 7 – Consumer & Community Banking 2. Actual numbers for all periods, not over/(under) 3. Firmwide mortgage origination volume was $31.9B, $37.4B and $16.4B for the three months ended March 31, 2020, December 31, 2019 and March 31, 2019, respectively 4. Effective January 1, 2020, the Firm adopted the CECL accounting guidance. The adoption resulted in a change in the accounting for PCI loans, which are considered purchased credit deteriorated (“PCD”) loans under CECL. Refer to page 29 of the Earnings Release Financial Supplement for further information. The net charge-off/(recovery) rate for the three months ended March 31, 2020 includes a recovery from a loan sale 5. Excludes Commercial Card Additional notes on slide 8 – Corporate & Investment Bank 3. Actual numbers for all periods, not over/(under) 4. Client deposits and other third-party liabilities pertain to the Wholesale Payments and Securities Services businesses 5. Represents total merchant processing volume across CIB, CCB and CB 6. Loans held-for-sale and loans at fair value were excluded when calculating the loan loss coverage ratio and net charge-off/(recovery) rate. ALL/EOP loans as reported was 0.86%, 0.99% and 0.99% at March 31, 2020, December 31, 2019 and March 31, 2019, respectively. See note 4 on slide 13 7. Effective January 1, 2020, the Firm refined the scope of VaR to exclude positions related to the risk management of interest rate exposure from changes in the Firm’s own credit spread on fair value option elected liabilities, and included these positions in other-sensitivity based measures. This change was made to more appropriately reflect the risk from changes in the Firm’s own credit spread on fair value option elected liabilities in a single market risk measure. In the absence of this refinement, the average VaR for each of the following reported components would have been higher by the following amounts: CIB fixed income of $4 million, CIB Trading VaR $5 million and CIB VaR $6 million for the three months ended March 31, 2019 Additional notes on slide 9 – Commercial Banking 3. Actual numbers for all periods, not over/(under) 4. Loans held-for-sale and loans at fair value were excluded when calculating the net charge-off/(recovery) rate and loan loss coverage ratio 5. Commercial and Industrial (“C&I”) and Commercial Real Estate (“CRE”) groupings for CB are generally based on client segments and do not align with regulatory definitions 14

Forward-looking statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of JPMorgan Chase & Co.’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause JPMorgan Chase & Co.’s actual results to differ materially from those described in the forward-looking statements can be found in JPMorgan Chase & Co.’s Annual Report on Form 10-K for the year ended December 31, 2019, which has been filed with the Securities and Exchange Commission and is available on JPMorgan Chase & Co.’s website (https://jpmorganchaseco.gcs- web.com/financial-information/sec-filings), and on the Securities and Exchange Commission’s website (www.sec.gov). JPMorgan Chase & Co. does not undertake to update any forward-looking statements. 15